SCHEDULE 14A INFORMATION

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ERICKSON INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, June 8, 2016

The 2016 annual meeting of stockholders of Erickson Incorporated, a Delaware corporation, will be held on Wednesday, June 8, 2016, beginning at 11:00 a.m., local time, at River Forum, located at 4380 SW Macadam Ave., Portland, Oregon, for the following purposes:

1.	To elect two Class I directors to hold office until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3.	To consider any other business properly presented at the annual meeting or any adjournment or postponement of the meeting.

Other Information

If you were a stockholder of record at the close of business on April 15, 2016, you are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. At the annual meeting and for ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239.

This year, we are pleased to take advantage of the Securities and Exchange Commission’s “Notice and Access” delivery model allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new delivery process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our Annual Meeting. On or about April 28, 2016, we intend to mail to our stockholders of record as of April 15, 2016 a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2015. This Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.

By order of the Board of Directors,

/S/ Nichole Tennyson

Nichole Tennyson
Interim Corporate Secretary

April 28, 2016

IMPORTANT: We hope you can join us at the annual meeting. Please note that, if your shares are held through a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must obtain a legal proxy issued in your name from your broker, bank or other nominee. Whether or not you plan to attend the annual meeting, please vote your shares via the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you have elected to receive a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the postage-paid envelope provided with your paper copy of the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person.

ERICKSON INCORPORATED

5550 SW MACADAM AVENUE, SUITE 200

PORTLAND, OREGON 97239

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Erickson Incorporated is soliciting your proxy for the 2016 Annual Meeting of Stockholders to be held on Wednesday, June 8, 2016, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and related materials are first being mailed or otherwise made available to stockholders on or about April 28, 2016. References in this proxy statement to the “Company,” “we,” “our,” and “us” and “Erickson” are to Erickson Incorporated, and references to the “annual meeting” are to the 2016 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ending on December 31. This proxy statement covers our 2015 fiscal year, which was from January 1, 2015 through December 31, 2015.

SOLICITATION AND VOTING

Internet Availability of Annual Meeting Materials

Under rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving stockholders a convenient and efficient way to access our proxy materials and vote their shares.

We intend to mail the Notice on or about April 28, 2016 to all stockholders of record entitled to vote at the Annual Meeting.

Record Date

Only holders of record of common stock at the close of business on April 15, 2016, which we refer to as the “record date,” will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of the record date, 13,895,421 shares of common stock were outstanding and entitled to vote.

Quorum

A majority of the shares of common stock issued and outstanding as of the record date must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and “broker non-votes” (shares held by a broker, bank or other nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote with respect to each Class I director nominee and one vote on each other matter. A nominee for director will be elected to the board of directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Under our bylaws, abstentions are disregarded in the election of directors and will have no effect on the outcome of the vote. With respect to each of the other proposals, approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote and abstentions will have the same effect as a negative vote.

Effect of Abstentions and Broker Non-Votes

Shares not present at the meeting and shares voted “abstain” for a director nominee will have no effect on the election of directors. For each of the other proposals, abstentions will have the same effect as negative votes. If you are a beneficial owner and hold your shares in “street name,” it is critical that you complete the voting instruction form provided by your broker, bank or other nominee if you want your vote to count. Under the rules governing brokers, banks and other nominees who are members of the Financial Industry Regulatory Authority, Inc., such brokers, banks and other nominees may vote uninstructed shares in their discretion on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of directors. Accordingly, unless you provide voting instructions, your broker, bank or other nominee may be unable to vote on non-routine proposals at the meeting. We encourage you to vote promptly, even if you plan to attend the annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as our board of directors recommends on each proposal. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “Effect of Abstentions and Broker Non-Votes” regarding whether your broker, bank or other nominee may vote your uninstructed shares on a particular proposal.

Vote by Internet.    You can vote by Internet. The website address for Internet voting can be accessed through the website printed on your proxy card or voting instruction form. You will need to use the control number appearing on your proxy card or voting instruction form. You can use the Internet to transmit your voting instructions until 1:00 a.m. Pacific Standard Time on the day of the annual meeting. Internet voting is available 24 hours a day. If you vote by Internet, you do NOT need to vote by telephone or by mail.

Vote by Telephone.    You can vote by telephone by calling the toll-free telephone number appearing on your proxy card or voting instruction form. You will need to use the control number appearing on your proxy card or voting instruction form. In order to cast your vote telephonically, you may transmit your voting instructions from any touch tone telephone until 1:00 a.m. Pacific Standard Time on the day of the annual meeting. Telephone voting is available 24 hours a day. If you vote by telephone, you do NOT need to vote by Internet or by mail.

Vote by Mail.    You can vote by mail by completing, signing, and dating the proxy card or voting instruction form and returning it in the prepaid return envelope. If you vote by returning a proxy card or voting instruction form, you do NOT need to vote by Internet or by telephone.

Vote in Person at the Annual Meeting.    All stockholders as of the close of business on the record date can vote in person at the annual meeting. You can also be represented by another person at the annual meeting by executing a proper proxy designating that person to vote on your behalf. Even if you plan to attend the annual meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you later decide not to attend.

Erickson is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the annual meeting are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or by telephone as more fully detailed on your proxy card, or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies, including printing and mailing. In addition, we may reimburse brokers, banks or other nominees holding shares of our common stock beneficially owned by others for their reasonable, out-of-pocket costs of forwarding solicitation materials to such beneficial owners. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K filed with the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified board of directors currently consisting of two Class I directors, three Class II directors and one Class III director, who will serve until the annual meetings of stockholders to be held in 2016, 2017 and 2018, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Currently, we have one vacancy in Class III. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates.

The terms of the two Class I directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class I directors of our board of directors at the annual meeting. Our board of directors has nominated Jeffrey Roberts and Gary R. Scott, the two current Class I members of our board of directors, for election by our stockholders. If elected, Messrs. Roberts and Scott will serve as Class I directors until our annual meeting of stockholders in 2019 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Our board of directors has no reason to believe that these nominees will be unable to serve as directors. If, however, either of the nominees becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee.

The following table sets forth information regarding our current directors, including the director nominee.

Name	Principal Occupation	Age	Director Since

Class I Directors whose terms expire at the 2016 annual meeting:
Jeffrey Roberts	President and CEO of Erickson	55	2015
Gary R. Scott	Ret. President Bombardier Comm. Aircraft	65	2012

Class II Directors whose terms expire at the 2017 annual meeting:
Quinn Morgan	Managing Director of Centre Lane Partners	44	2007
Meredith Siegfried Madden	CEO of The NORDAM Group	42	2012
Glenn Johnson	Ret. President Horizon Air Industries (Alaska Air Group) and Ret. Exec. VP Alaska Air Group	57	2015

Class III Directors whose terms expire at the 2018 annual meeting:
James L. Welch	CEO of YRC Worldwide	61	2012

Director Nominee

Background information on Messrs. Roberts and Scott, the Class I director nominees, appears below under “Corporate Governance — Our Board of Directors.”

Vote Required and Board Recommendation

Our Bylaws provide that directors will be elected if the votes cast “for” a nominee’s election exceed the votes cast “against” the nominee’s election. Under our bylaws, abstentions are disregarded in the election of directors and will have no effect on the outcome of the vote. Accordingly, abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the election of directors.

Our board of directors unanimously recommends a vote “FOR” the election of each of the Class I director nominees named above. Unless authority to do so is withheld, the persons named as proxies will vote FOR the election of both Class I director nominees to hold office as directors until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified.

CORPORATE GOVERNANCE

Our Board of Directors

The following is a brief description of each member of our board of directors, including each nominee for reelection and each director whose term of office will continue after the annual meeting:

Class I Directors for Election at the 2016 Annual Meeting of Stockholders

Jeffrey Roberts has served as our President and Chief Executive Officer and as a member of our board of directors since April 2015. From June 2013 to March 2015, Mr. Roberts worked as an independent consultant in the financial industry. From December 2001 to June 2013, Mr. Roberts served in various positions with CAE, Inc., a Canadian-based company providing modeling, simulation and training for civil aviation and defense, including Group President, Civil Simulation Products, Training and Services (June 2008 through June 2013), Group President, Civil Training Services and Innovation (August 2004 through June 2008), and Executive Vice President, Civil Aviation Training Group (December 2001 to July 2004). Before his service with CAE, Mr. Roberts served as President and Chief Executive Officer of GE Capital Simuflite Training International, Inc. from February 1993 to December 2001. Prior to this he held various management positions with Bernard Haldane & Associates, Eastern Airlines, Inc., American Flyers and CWI Incorporated. Mr. Roberts holds a bachelor’s degree in Political Science from the University of Colorado. Mr. Roberts was selected as a director because he is our Chief Executive Officer and has significant industry experience.

Gary R. Scott has served on our board of directors since April 2012 and as our Chairman since March 2015. Mr. Scott retired from Bombardier, Inc. in August 2011, where he served as the President of the Commercial Aircraft Unit of Bombardier Aerospace since April 2008. He joined Bombardier in March 2004, serving as President of New Commercial Aircraft from March 2004 through February 2006 and President of Aircraft Services and New Commercial Aircraft from February 2006 through April 2008. From July 2002 to March 2004, Mr. Scott was Group President, Civil Simulation and Training at CAE, Inc. Mr. Scott began his career in aviation with The Boeing Company in 1973, holding the following executive positions: President, Flight Safety Boeing Training International (July 2000 through July 2002); Vice President, Business Strategy and Finance, Commercial Aviation Services (January 1999 through July 2000); Vice President and Chief Operating Officer, Boeing Enterprises (April 1998 through January 1999); and Vice President and General Manager for the 737/757 Programs (November 1995 through March 1998). Mr. Scott earned a BA in Business Administration at the University of Washington and an MBA at Seattle University. Mr. Scott has also completed the Executive Development Program, University of Illinois, as well as the Harvard Business School Advanced Management Program. Mr. Scott has previously served on the board of directors of the Wings Club, Flight Safety Boeing Training International and the Boeing Employees Credit Union. Mr. Scott was selected as a director because of his experience as the chief executive of a significant business unit of a public aerospace company, and for his general management and financial experience in the aerospace industry.

Class II Directors Continuing in Office until the 2017 Annual Meeting of Stockholders

Quinn Morgan has served on our board of directors since September 2007. Mr. Morgan is a founding member and a managing director of Centre Lane Partners, LLC, which manages funds that beneficially own a majority of our outstanding common stock. Mr. Morgan serves on the boards of directors of several private companies affiliated with Centre Lane. Prior to co-founding Centre Lane Partners and our largest stockholder in May 2007, Mr. Morgan was a managing director and head of corporate private equity at D. B. Zwirn & Co., L.P., which he joined in January 2005. At D.B. Zwirn & Co. Mr. Morgan had overall responsibility for the corporate private equity investment program. From 2000 to 2005, Mr. Morgan was employed with Moore Capital Management and its illiquid asset management joint venture, Steelpoint Capital Partners. From 1994 to 2000, Mr. Morgan was employed with Goldman Sachs & Co. Mr. Morgan holds a BS in Economics from the London School of Economics and Political Science. Mr. Morgan was selected as a director because he is the managing member of our largest stockholder and has extensive experience in financing, private equity investment, and board service.

Meredith Siegfried Madden has served on our board of directors since April 2012. In June 2011, Ms. Siegfried Madden was appointed Chief Executive Officer of The NORDAM Group, Inc., an aircraft component manufacturing and repair company. She previously served as the Chief Operating Officer of the repair group of The

NORDAM Group, responsible for its worldwide maintenance, repair and overhaul operations, from January 2009. Before becoming Chief Operating Officer of the repair group, Ms. Siegfried Madden served in a variety of roles at The NORDAM Group, including Vice President of Global Sales of the repair group (May 2006 through December 2008); Vice President, International (February 2002 through April 2006); Director, International Operations (January 2000 through January 2002); and Manager, International Operations (February 1999 through December 1999). Ms. Siegfried Madden joined The NORDAM Group from Arthur Andersen’s global corporate finance division, where she served as a Senior Consultant on mergers and acquisitions, seller services, and financial advisory from November 1996 through January 1999. Ms. Siegfried Madden also serves on the board of directors of World Travel Services, LLC. She is also a member of the Young Presidents’ Organization and served as Chair of the Board of Trustees for the Tulsa Airport Authority for seven years through 2010. In 2011, Ms. Siegfried Madden was awarded a Henry Crown Fellowship, a two-year program sponsored by The Aspen Institute. Ms. Siegfried Madden received a BA in Finance from Notre Dame and an MBA from the University of Chicago. Ms. Siegfried Madden was selected as a director because of her experience in international sales and manufacturing and maintenance and overhaul operations, as well as her industry, finance, and management experience.

Glenn Johnson has served on our board of directors since May 2015. In September 2014, Mr. Johnson retired from Horizon Air Industries, Inc. (a subsidiary of Alaska Air Group, Inc.), where he served as President and from Alaska Air Group, Inc., where he served as Executive Vice President, both from June 2010 through September 2014. Mr. Johnson began his career in aviation with Alaska Air Group, Inc. in 1982, holding the following executive positions: Executive Vice President, Finance and Chief Financial Officer (December 2008 through July 2010); Executive Vice President, Airports, Maintenance and Engineering (December 2005 through December 2008); Vice President, Finance and Treasurer at Alaska Airlines (March 2003 through December 2005); Senior Vice President, Customer Services (September 2001 through March 2003); and Vice President, Finance at Horizon Air (September 1991 through September 2001). Prior to 1991, he held various positions at Alaska Airlines, such as Internal Auditor and Director of Revenue Accounting. Mr. Johnson currently serves on the board for Central Washington University, an appointment made by Washington State Governor Jay Inslee. Mr. Johnson holds a BA in Business and Accounting from the University of Washington and he previously earned CPA certification earlier in his career. Mr. Johnson was selected as a director because of his financial and accounting experience, as well as his experience in the aviation sector.

Class III Directors Continuing in Office until the 2018 Annual Meeting of Stockholders

James L. Welch has served on our board of directors since April 2012. Mr. Welch has served as Chief Executive Officer and a director of YRC Worldwide Inc., a transportation service company, since July 2011. From October 2008 through July 2011, Mr. Welch served as President and Chief Executive officer and a director of Dynamex Inc., a provider of same-day transportation services in North America. From October 2007 through September 2008, Mr. Welch was a consultant and interim Chief Executive Officer of JHT Holdings, Inc., a provider of truck transportation services. From June 2000 through January 2007, Mr. Welch served as President and Chief Executive Officer of Yellow Transportation, Inc., a provider of transportation services for industrial, commercial and retail goods. Mr. Welch joined Yellow Transportation, Inc. in 1978, where he held various senior management positions prior to his appointment as President and Chief Executive Officer. Mr. Welch received his BS degree in Psychology from West Texas A&M. Mr. Welch currently serves on the board of directors of SkyWest, Inc. and formerly served on the boards of directors of Spirit AeroSystems Holdings, Inc. and Roadrunner Transportation Services, Inc. Mr. Welch was selected as a director because of his experience as the chief executive of transportation companies, his experience with air transportation, and his board experience with other aerospace companies.

Director Independence

Our board of directors has determined that each of the current members of our board of directors is an “independent director” for purposes of the Nasdaq listing standards and rules of the Securities and Exchange Commission, except for Mr. Roberts, our President and Chief Executive Officer, and Mr. Morgan, who manages various funds that beneficially owned approximately 54.3% of our outstanding common stock as of April 15, 2016. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors believes that one of its most important functions is to protect stockholders’ interests through independent oversight of management, including the Chief Executive Officer. However, our board of directors does not believe that effective management oversight necessarily mandates a particular management structure, such as a separation of the role and identities of the Chairman of the Board and Chief Executive Officer. Our board of directors considers it important to retain flexibility to exercise its judgment as to the most appropriate management structure for Erickson, based on the particular circumstances facing Erickson from time to time.

Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate persons because our board of directors has determined that this structure aids in the oversight of management and is in the best interests of our Company and our stockholders at this point in time. Mr. Scott currently serves as our Chairman of the Board.

Risk Oversight

In its governance role, and particularly in exercising its duty of care and diligence, our board of directors is responsible for ensuring that appropriate risk management policies and procedures are in place to protect our assets and business. While our board of directors has the ultimate oversight responsibility for the risk management process, our board of directors has delegated to the Audit Committee the initial responsibility of overseeing our risk assessment and risk management. In fulfilling its delegated responsibility, the Audit Committee has directed management to ensure that an approach to risk management is implemented as a part of our day-to-day operations, and to design internal control systems with a view to identifying and managing material risks.

On a periodic basis, the Audit Committee reviews and discusses with our management our financial risk and control procedures, compliance programs, and significant tax, legal and regulatory matters. The Audit Committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including a discussion regarding our guidelines and policies governing risk assessment and risk management. The Audit Committee also discusses our risk assessment and risk management policies and reports to the full board of directors on a regular basis.

Executive Sessions

The independent directors meet in executive session regularly and, in any event, at least semi-annually. The independent directors may choose one director annually to preside at all executive sessions, establish a procedure by which a presiding director will be selected, or otherwise select a presiding director for any particular executive session.

Meetings of the Board of Directors and Committees

Our board of directors held five meetings during 2015. Our board of directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (the “Nominating Committee”). During the last fiscal year, each of our directors attended at least 75% of the aggregate number of meetings of our board of directors and all of the committees of our board of directors on which such director served during that period.

Committees of the Board of Directors

The following table sets forth the standing committees of our board of directors and the members of each committee:

Name of Director	Audit	Compensation	Nominating
Gary R. Scott	X	X	Chair
Meredith Siegfried Madden	X	X	X
James L. Welch		Chair	X
Glenn Johnson	Chair

Audit Committee

The members of the Audit Committee are Messrs. Johnson (Chair) and Scott and Ms. Siegfried Madden. Each of the members of the Audit Committee satisfies the independence, financial literacy, and other membership requirements under the Nasdaq listing standards as they apply to audit committee members. Our board of directors has determined that Mr. Johnson qualifies as an “audit committee financial expert” under the rules of the SEC and satisfies the financial sophistication requirements under the Nasdaq listing standards. The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by our independent registered public accounting firm, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held seven meetings during 2015. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation Committee

The members of the Compensation Committee are Messrs. Welch (Chair) and Scott and Ms. Siegfried Madden. Each of the members of the Compensation Committee satisfies the independence and other membership requirements under the Nasdaq listing standards as they apply to compensation committee members. The Compensation Committee sets the salary and bonus earned by the Chief Executive Officer, reviews and approves salary and bonus levels for other executive officers and approves equity incentive awards to executive officers. The Compensation Committee held two meetings during 2015.

The Compensation Committee may retain outside compensation consulting firms to assist in the evaluation of executive officer and non-employee director compensation, and has the authority to obtain advice and assistance from internal or external legal, accounting and other consultants.

In addition to outside compensation consulting firms retained by the Compensation Committee, our management may, from time to time, retain an outside consultant for assistance and guidance in the formulation of new compensation programs and the modification of existing compensation programs. For 2015, at the request of the Compensation Committee, our management retained Mercer (US) Inc. as its outside consultant to assist in determining or recommending the amount or form of executive compensation. The Compensation Committee assessed Mercer’s retention and concluded that Mercer’s work for Erickson does not raise any conflict of interest under applicable SEC rules.

Our Chief Executive Officer makes a recommendation to the Compensation Committee on the base salary, annual incentive cash targets, and equity awards for each executive officer other than himself, based on his assessment of each executive officer’s performance during the year and the Chief Executive Officer’s review of compensation data gathered from compensation surveys.

Nominating Committee

The members of the Nominating Committee are Messrs. Scott (Chair) and Welch and Ms. Siegfried Madden.  Each of the members of the Nominating Committee is independent for purposes of the Nasdaq listing standards as they apply to nominating committee members. The Nominating Committee identifies individuals qualified to become members of our board of directors, selects or recommends director nominees, develops and recommends criteria for selecting qualified director candidates, considers committee member qualifications, appointment and removal, develops corporate governance guidelines and additional corporate governance policies, and exercises such other powers and authority as are set forth in its charter.  The Nominating Committee may retain outside counsel, an executive search firm and such other advisors as it deems necessary to fulfill its duties and responsibilities.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Welch or Scott or Ms. Siegfried Madden, who serves or has served during the past fiscal year as a member of our compensation committee, is an executive officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Director Nominations

Our Nominating Committee considers nominees recommended by directors, executive officers, employees, stockholders, and others based upon each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in members of our board of directors. Nominees for our board of directors must be committed to enhancing long-term stockholder value and possess a high level of personal and professional ethics, sound business judgment, appropriate experience and achievements, personal character and integrity. Members of our board of directors are expected to understand our business and the industry in which we operate, regularly attend meetings of our board of directors and committee meetings, participate in meetings and decision making processes in an objective and constructive manner and be available to advise our executive officers and management. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate.

We do not have a formal policy regarding the consideration of diversity in identifying nominees for directors. Once our Nominating Committee has determined that an individual is appropriately qualified to serve on our board of directors, our Nominating Committee then considers the extent to which the membership of the candidate on our board of directors would promote a diversity of perspectives, backgrounds and experiences among the directors, including expertise and experience in a diversity of substantive matters pertaining to our business. However, our board of directors does not believe the subjective and varying nature of this nomination process lends itself to a formal policy or fixed rules with respect to the diversity of our board of directors.

Our Nominating Committee will consider director candidates recommended by stockholders and will evaluate director candidates in light of several factors, including the general criteria set forth above. Stockholders who wish to recommend individuals for consideration by our Nominating Committee to become nominees for election to our board of directors at an annual meeting of stockholders must do so in accordance with the procedures set forth in the “Stockholder Proposals or Nominations to be Presented at Next Annual Meeting” section of this proxy statement and in compliance with our bylaws. Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of our shares that are owned beneficially by such stockholder as of the date of the submission and the time period for which such shares have been held; the derivative securities interests owned beneficially by such stockholder as of the date of the submission; a statement from the record holder of the shares and derivative securities interests verifying the holdings; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; a description of the proposed candidate’s qualifications as a director; and any other information described in our bylaws, including upon request, a statement whether the proposed candidate, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon the person’s failure to receive the required vote for re-election at the next annual meeting of stockholders and upon acceptance of the resignation by our board of directors, in accordance with our board of directors’ policy on director elections.

In accordance with our bylaws, if none of the stockholders provides notice of an intention to nominate one or more candidates to compete with our nominees in a director election, or if any stockholder nomination is withdrawn by the tenth day before we send our notice of meeting to the stockholders, a nominee for director must receive more “for” votes cast in favor of his or her election or re-election than “withhold” votes cast against his or her election or re-election. We will nominate for election or re-election as directors only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as directors, irrevocable resignations that will be effective upon (1) the failure to receive the required vote at the next annual meeting of stockholders and (2) board acceptance of the resignation. In addition, we will fill director vacancies, including vacancies occurring as the result of an increase in the number of directors, only with candidates who agree to tender, promptly following appointment to our board of directors, the same form of resignation tendered by other directors in accordance with this policy.

If an incumbent director fails to receive the required vote for re-election, our board of directors will act on an expedited basis to determine whether to accept the director’s resignation. Our board of directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The board of directors may consider any factors it deems relevant in deciding whether to accept a director’s resignation.

Communications with Directors

Individuals may communicate with our board of directors by contacting:

Corporate Secretary

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

Our Corporate Secretary will forward all appropriate correspondence to our board of directors, except for items that are unrelated to our directors’ duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, and patently offensive or otherwise inappropriate material.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. All directors are encouraged to attend our annual meeting of stockholders.

Committee Charters and Other Corporate Governance Materials

Our board of directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating Committee. Each charter is available on our website at www.ericksoninc.com.

We have adopted a Code of Business Conduct and Ethics, or the Ethics Code, that applies to all of our employees, officers and directors. The Ethics Code is available on our website at www.ericksoninc.com. Any substantive amendment to or waiver of any provision of the Ethics Code may be made only by our board of directors, and will be disclosed on our website as well as via any other means then required by Nasdaq listing standards or applicable law.

We have adopted Corporate Governance Guidelines that address the composition of our board of directors, criteria for board membership and other board governance matters. These guidelines are available on our website at www.ericksoninc.com.

The information contained on our website, including our committee charters, the Ethics Code, and our Corporate Governance Guidelines, is not incorporated by reference into this proxy statement, and inclusion in this proxy statement of our website address and references to information accessible on our website are inactive textual references only.

Executive Officers

The following table sets forth information regarding our executive officers.

Name	Position	Age	Officer Since
Jeffrey Roberts	President and Chief Executive Officer	55	2015
Eric Struik	Vice President and Chief Financial Officer	48	2013
Robert Lewis	Vice President, Commercial Aviation Services	49	2016
Kerry Jarandson	Vice President, Manufacturing and MRO	47	2015
Brian Pierson	Vice President, Global Defense and Security	53	2015

Jeffrey Roberts’ biographical summary is included under “Corporate Governance – Our Board of Directors.”

Eric Struik has served as our Chief Financial Officer since September 2013. From September 2011 until August 2013, Mr. Struik served as Vice President of Finance for Remy International, a leading worldwide manufacturer and distributor of power systems for the global light vehicle, commercial vehicle, and rail markets, with more than $1.1 billion in annual revenue. From May 2008 until August 2011, Mr. Struik served as Vice President of Finance and Investor Relations for Callaway Golf. Prior to 2008, Mr. Struik developed a deep and varied background managing financial operations for manufacturing businesses with Visteon, Lear and Chrysler corporations. Mr. Struik holds an MBA from the Indiana University and a BA in Economics from the University of Michigan. Mr. Struik is a Certified Management Accountant (CMA), Certified in Financial Management (CFM), and Chartered Financial Analyst (CFA).

Robert Lewis joined Erickson in February 2016 as Vice President and General Manager of Commercial Services. Starting in October 2014 he also operated as an independent consultant at RHL Consulting Services. From October 2012 to September 2014, he was Vice President & General Manager, Business Aviation and Helicopter Training divisions at CAE, Inc. Prior to this, he was the Chief Executive Officer of Pentastar Aviation from April 2012 through October 2012 and served as the Senior Vice President, Corporate Development at Westway Group from May 2011 to April 2012. In this role as Vice President and General Manager of Commercial Services at Erickson, he leads and manages sales and operations for the business unit. His background includes significant experience in growing revenue, launching new aircraft development platforms, and establishing new markets. Mr. Lewis is a graduate of the U.S. Naval Academy and has served as a Nuclear Submarine Officer. He is also a graduate of Columbia University with a Master’s degree in Business Administration.

Kerry Jarandson has served as our Vice President, Manufacturing and MRO since April 2014. Mr. Jarandson joined Erickson in 1993 and was appointed General Manager of the Central Point manufacturing/MRO operation in September 2012. He has more than 20 years of experience in aviation maintenance, manufacturing, engineering, and aviation management. Mr. Jarandson’s responsibilities include maintaining the Type and Production Certificates and supporting our internal and external customer base. He is also responsible for providing products and services in support of our fleet of rotorcraft and fixed-wing aircraft. Prior to his role as General Manager, Mr. Jarandson served as our Senior Director of Manufacturing and Maintenance from June 2004 to September 2012. He previously served in a number of roles within our maintenance, quality, and engineering organizations. In April 2016, Mr. Jarandson provided notice that his service will terminate in May 2016.

Brian Pierson joined Erickson in September 2015 as our Vice President, Global Defense and Security. Mr. Pierson has more than 30 years of global operations, information technology, manufacturing strategy and management experience, and leads worldwide Global Defense & Security functions for Erickson. Prior to joining Erickson, Mr. Pierson provided executive consulting services from November 2014 to September 2015 and served as Chief Operating Officer from December 2011 to November 2014 for HireRight, LLC, a large pre-employment and drug screening firm. His other prior roles include serving as Senior Vice President of Global Operations and acting head of Research & Development at Nasdaq-listed technology firm FEI Company from August 2007 to June 2011, and as a Managing Director for Applied Materials, Inc. from March 1995 to January 2007. Mr. Pierson started his career in the United States Army as an Officer in a variety of assignments, including various international assignments and deployments. He speaks Portuguese and German.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT

PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected Grant Thornton LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of Erickson Incorporated for the fiscal year ending December 31, 2016. Grant Thornton has acted in such capacity since its appointment in fiscal 2007. A representative of Grant Thornton is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the selection of a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of Erickson and our stockholders.

Fees for Professional Services

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2015 and 2014 by Grant Thornton:

	Fiscal 2015 ($)	Fiscal 2014 ($)
Audit fees(1)	485,739	524,154
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC and non-SEC securities offerings.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.”
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.
(4)	All other fees consist of fees for products and services other than the services reported above.

Our independent registered public accounting firm has not provided any services resulting in audit-related fees, tax fees, or all other fees, as described above (whether or not pursuant to a waiver by the Audit Committee of the pre-approval provisions set forth in applicable rules of the SEC). The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the proposal.

Our board of directors unanimously recommends a vote “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of Erickson Incorporated (“Erickson”) currently consists of three directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for the Nasdaq Global Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A copy of the charter is available on Erickson’s website at www.ericksoninc.com. The information contained on Erickson’s website, including the charter, is not incorporated by reference into this report or into Erickson’s proxy statement in which this report appears, and inclusion of Erickson’s website address and references to information accessible on Erickson’s website are inactive textual references only.

The Audit Committee oversees Erickson’s financial reporting process on behalf of the Board. The Audit Committee is responsible for retaining Erickson’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance its engagement for all audit and non-audit services. Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Erickson’s independent registered public accounting firm, Grant Thornton LLP, is responsible for expressing an opinion as to the conformity of Erickson’s audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed Erickson’s audited financial statements with management. The Audit Committee has discussed with Erickson’s independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and other relevant guidance. In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of Erickson’s internal controls and the overall quality of Erickson’s financial reporting.

The Audit Committee has received the written disclosures and the letter from Erickson’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to Erickson’s board of directors that Erickson’s audited financial statements be included in Erickson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

AUDIT COMMITTEE

Glenn Johnson (Chair)
Gary R. Scott
Meredith Siegfried Madden

Pursuant to the Instruction to Item 407(d), the foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Erickson specifically incorporates such information by reference in such filing.

EXECUTIVE COMPENSATION

2015 Summary Compensation Table

The following table sets forth information concerning the compensation earned during fiscal years 2014 and 2015 by our principal executive officer, our former principal executive officer, and our next two most highly-compensated executive officers during 2015. We refer to these persons as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards (2) ($)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Jeffrey Roberts,	2015	354,513	225,000	—	355,200	108,654	1,043,367
President and Chief Executive Officer(5)

Eric Struik,	2015	251,731	—	37,015	—	23,719	312,465
Chief Financial Officer(6)	2014	248,954	—	—	—	40,016	288,970

Kerry Jarandson	2015	191,558	70,000	12,140	—	25,743	299,441
Vice President, Manufacturing and MRO(7)	2014	175,537	109,749	45,836	—	25,762	356,884

Udo Rieder,	2015	101,346	—	—	—	392,851	494,197
Former President and Chief Executive Officer(8)	2014	347,789	40,000	—	—	46,154	433,943

(1)	Amounts represent non-plan performance-based awards except Mr. Rieder’s 2014 bonus amount, which represents the relevant portion of a bonus under the 2013 Retention Bonus Plan granted on May 2, 2013 and paid in four equal installments on the quarterly anniversary of the grant date.
(2)	Amounts represent the aggregate grant date fair value of all stock awards without regard to forfeitures, computed in accordance with FASB ASC Topic 718. The assumptions used with respect to the valuation are set forth in Note 2 to our consolidated financial statements under “Summary of Significant Accounting Policies—Stock-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(3)	Amounts represent the aggregate grant date fair value of an option to acquire all shares underlying the award, which option vests over a three-year period, computed in accordance with FASB ASC Topic 718 without regard to forfeitures. The assumptions used with respect to the valuation are set forth in Note 17 to our consolidated financial statements under “Stock-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(4)	Amounts include relocation expense reimbursement for Mr. Struik (see note 6) paid in 2014, relocation allowance for Mr. Roberts, paid in 2015 (see note 5), and severance pay for Mr. Rieder paid in 2015 (see note 7). Amounts otherwise reflect holiday pay and paid time off.
(5)	Mr. Roberts commenced employment with us on April 1, 2015. His compensation for 2015 reflects the partial year of employment. Mr. Roberts received a relocation allowance in the amount of $100,000, which was paid in 2015.
(6)	Mr. Struik received a reimbursement of relocation expenses in the amount of $13,970 for 2014. Mr. Struik received a signing bonus of $100,000 relating to his hire, which was paid in 2014.
(7)	In April 2016, Mr. Jarandson provided notice that his service will terminate in May 2016.

(8)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015. His compensation for 2015 reflects the partial year of employment. Mr. Rieder received severance pay in the amount of $318,750, which was paid in 2015.

Employment Agreements

We have entered into employment agreements with each of Messrs. Roberts, our President and Chief Executive Officer, and Rieder, our former President and Chief Executive Officer. These agreements provide for the payment of an annual base salary and non-equity incentive plan payment opportunities, as well as participation by each of them in the benefit plans and programs generally maintained by us for senior executives from time to time.

We or the employee may terminate the applicable employment agreement at any time. Upon termination of employment by us without “cause,” by the executive for “good reason” following a “change in control,” or as a result of the executive’s death or disability, the executive is entitled to receive: (1) a basic termination payment equal to (i) the executive’s base salary earned through the date of termination, plus (ii) continued payment of the executive’s base salary for a specified time following the termination date; and (2) continuation of health benefits for a specified period of time after termination of employment at the same rate that was paid by the executive before termination of employment.

Summaries of the specific severance payments and continuation periods for health benefits for the named executive officers are provided below:

•	Mr. Roberts, our current President and Chief Executive Officer, is entitled to receive: (i) a monthly sum equal to his monthly base salary in effect at such time for a period of 12 months and (ii) continuation of health benefits for Mr. Roberts and his family for that same period.

•	Mr. Rieder, our former President and Chief Executive Officer, received: (i) a monthly sum equal to his monthly base salary in effect at such time for a period of 12 months and (ii) continuation of health benefits for Mr. Rieder and his family for that same period.

The employment agreements each contain confidentiality, non-compete, and non-solicitation provisions, and subject the payment of severance benefits to the executive executing a general release of all claims against us and our affiliates.

Annual Non-Equity Incentive Plan

Our board of directors and the Compensation Committee have the authority to award discretionary annual non-equity incentive plan payments to our named executive officers and other employees. These payments are intended to compensate our named executive officers and other employees for individual performance, for our overall financial performance, and for achieving important milestones. Payment levels vary depending on the individual recipient and generally take into account such factors as our overall financial performance, including our liquidity position; the recipient’s individual performance; and other operating and non-operating elements we deem relevant. Our non-equity incentive plans do not provide for threshold or maximum amounts, but, rather, provide for a single estimated payout based on accomplishing the designated performance measures. We may also make additional discretionary cash incentive payments to key employees who contribute significantly to our strategic and long-term performance objectives and growth.

Non-equity incentive plan payments ordinarily are determined and communicated to our employees following the completion and delivery of our annual audit. Our employees, including our executives, are not entitled to any non-equity incentive plan payment unless they are employed by us on the date of payment. Incentive payments, if any, are paid in a single installment, typically in the first quarter of the year. Our board of directors uses financial measures to determine the aggregate incentive pool and makes incentive payments to individuals at its discretion based on non-financial criteria. Non-financial criteria for evaluating individual performance include specific goals or achievements that employees may set for themselves with management oversight at the beginning of a year or other intangible performance objectives, including completion of certain project milestones or improving a specific skill set relating to a given employee’s position.

Our board of directors typically uses an Adjusted EBITDA target as the primary measure to determine the size of the incentive pool and whether financial performance targets have been met.

2012 Long-Term Incentive Plan

We maintain our 2012 Long-Term Incentive Plan (the “2012 Plan”) to align the interests of our directors, officers and other service providers with the interests of our stockholders. Because vesting is based on continued service, these equity based incentives are also intended to encourage the retention of directors, officers and other service providers through the vesting period of the awards.

Eligibility; Types of Awards.    Directors, officers and other employees and service providers of ours and any of our subsidiaries are eligible to participate in the 2012 Plan. The 2012 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as nonqualified stock options, restricted stock awards, Restricted Stock Units (“RSU”), cash performance awards, stock bonuses and stock appreciation rights. Incentive stock options may be granted only to our employees, including officers, or employees of any of our subsidiaries. Nonqualified stock options, and all awards other than incentive stock options, may be granted to our employees, officers, and directors. Awards may be issued for any consideration determined by the Compensation Committee. The Compensation Committee may elect, in its sole discretion, to grant an award in exchange for the cancellation of an existing award.

Shares Available for Awards.    The 2012 Plan currently authorizes 1,417,649 shares of common stock to be issued. The aggregate number of shares of our common stock that may be issued under the 2012 Plan pursuant to restricted stock awards, RSUs and stock awards may not exceed 1,417,649 shares.

Administration.    The 2012 Plan is administered by the Compensation Committee, which has the authority to determine which eligible individuals should receive awards, the type and amount of the awards, and the other terms and conditions of the awards (including vesting and cancellation provisions) and has the full authority to interpret the 2012 Plan. The Compensation Committee may delegate to our Chief Executive Officer or to a committee of our officers any or all authority for administering the 2012 Plan, subject to certain limitations.

Term of Plan; Amendments.    The 2012 Plan was originally adopted by our board of directors on, and became effective as of, April 16, 2012. An amendment to the 2012 Plan, which, among other things, increased the aggregate number of shares of common stock authorized to be issued pursuant to the 2012 Plan, became effective on December 17, 2015. The 2012 Plan, including all amendments thereto, will automatically terminate on April 16, 2022, unless sooner terminated in accordance with the 2012 Plan. Our board of directors may at any time modify or amend the 2012 Plan in any respect, subject to applicable laws, rules and regulations, and requirements of Nasdaq listing standards. However, no change in an award already granted under the 2012 Plan would generally be permitted without the written consent of the award holder if the change would adversely affect the holder.

Stock Options.    The Compensation Committee determines whether a stock option is granted as an incentive stock option or a nonqualified stock option. The exercise price per share of incentive stock options may not be less than the fair value of our common stock at the date of the grant, and the maximum term of incentive stock options is ten years. The Compensation Committee may not grant any incentive stock option under the 2012 Plan on or after April 16, 2022. The aggregate market value, on the date of the grant, of the common stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. For grantees who own more than 10% of the total combined voting power of our outstanding capital stock or our parent or subsidiaries, incentive stock options must have an exercise price of not less than 110% of the fair market value of the common stock underlying the option and a maximum term of five years. The exercise price per share of nonqualified stock options may be any amount determined by the Compensation Committee, and nonqualified stock options may have any term fixed by the Compensation Committee. The 2012 Plan does not limit the aggregate number of shares of our common stock that any participant may receive pursuant to stock options during any calendar year, except as discussed below under “—Section 162(m) Limitations.”

Stock Appreciation Rights.    The 2012 Plan provides that the Compensation Committee may grant stock appreciation rights, which entitle the person who exercises the rights to receive an amount equal to the difference between the fair market value of the common stock subject to the right at the time of exercise and the time of grant, in the amounts and subject to such terms, conditions, and restrictions as our board of directors determines. The 2012

Plan does not limit the aggregate number of shares of our common stock that any participant may receive pursuant to stock options during any calendar year, except as discussed below under “—Section 162(m) Limitations.”

Restricted Stock; Restricted Stock Units; Stock Bonuses; Performance-Based Awards.    The 2012 Plan provides that the Compensation Committee may issue restricted stock, RSUs or stock bonuses in the amounts and subject to such terms, conditions, and restrictions as the Compensation Committee determines, including performance-based awards. The 2012 Plan does not limit the aggregate number of shares of our common stock that any participant may receive pursuant to restricted stock awards, RSUs or stock bonuses during any calendar year, except as discussed below under “—Section 162(m) Limitations.”

Section 162(m) Limitations. Section 162(m) of the Code provides that a company’s ability to claim a tax deduction for employee compensation expense may be limited to the extent that certain of its executive officers receives compensation in excess of $1.0 million a year, other than performance-based compensation that meets the requirements of Section 162(m) of the Code. Except as provided in the next sentence, the 2012 Plan provides that no employee may be granted within any calendar year one or more awards intended to qualify for treatment as performance-based compensation which in the aggregate are for more than 600,000 shares or could result in the employee receiving more than 600,000 shares for each full fiscal year contained in the performance period for the award (prorated for performance periods of less than a full fiscal year). With respect to a newly hired employee, the share limit set forth above is 750,000. With respect to an award of performance-based compensation payable in cash, the maximum amount is $1.0 million for each calendar year contained in the performance period.

Changes in Capital Structure.    The 2012 Plan authorizes the Compensation Committee to make appropriate adjustments in outstanding options and awards and in shares reserved under the 2012 Plan in the event of a stock split, recapitalization, or certain other transactions. The Compensation Committee also has discretion to convert options, to limit the exercise period of outstanding options, and to accelerate the exercisability of options in the event of merger or certain other changes in our capital structure.

CEO Plan & Stock Option Agreement

On June 29, 2015, the Compensation Committee approved and adopted the CEO Plan & Stock Option Agreement (the “CEO Plan”) to provide an incentive to retain our Chief Executive Officer. We previously agreed, pursuant to the February 2015 Executive Employment Agreement with Jeffrey Roberts, our current Chief Executive Officer, to grant Mr. Roberts an incentive stock option such as that contemplated in the CEO Plan. Mr. Roberts is the sole person eligible to receive an award under the CEO Plan.

The CEO Plan is administered by the Compensation Committee. The Compensation Committee may interpret the CEO Plan, the notice of grant thereunder, and any other agreement or document employed in administering the CEO Plan. The Compensation Committee may also amend the CEO Plan or, once granted, the terms of the option contemplated therein to the extent permitted under the CEO Plan. Unless an amendment is necessary to comply with applicable law or government regulation, an amendment may not adversely affect any unexercised portion of the option contemplated in the CEO Plan without the consent of the participant.

Pursuant to the CEO Plan, Mr. Roberts was awarded an “incentive stock option” within the meaning of Section 422 of the Code to purchase a maximum of 165,000 shares of our common stock. The exercise price per share to be paid by Mr. Roberts at the time the option is exercised will be equal to: (i) $3.55 for 55,000 shares of our common stock; (ii) $6.05 for 55,000 shares of our common stock; and (iii) $8.55 for 55,000 shares of our common stock. Twenty percent of the shares of our common stock subject to the option vested and became exercisable on March 3, 2016, and the remaining shares of our common stock subject to the option will vest and become exercisable at a rate of 5% per quarter over the course of the following four years, subject to Mr. Roberts’ continued employment through such date. No other option awards are authorized for issuance under the CEO Plan.

If Mr. Roberts’ employment or other service relationship with us and our subsidiaries is terminated, the CEO Plan provides that the option will terminate to the extent it is unvested, and any vested portion of the option will continue to be exercisable for a certain period of time after termination, depending on the reason for the termination. If a change in control occurs and the Mr. Roberts’ service has not terminated prior to the change in control, then the option will become immediately exercisable as of the day immediately prior to the consummation of the change in control.

Retirement Benefits

We do not provide our named executive officers with supplemental or other retirement benefits other than eligibility to participate in our broad-based 401(k) plan.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table sets forth certain information with respect to the value of all unexercised restricted stock units and other equity awards previously awarded to our named executive officers as of December 31, 2015:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Jeffrey Roberts	33,000	132,000	(2)	7/29/2025	—	—
Udo Rieder(3)	—	—	—	—	—	—
Eric Struik	—	—	—	—	—	—
Kerry Jarandson(4)	—	—	—	—	—	—

(1)	The aggregate dollar value of the restricted stock units is shown at maximum payout value based on the $2.05 per share closing price of Erickson’s common stock on the Nasdaq Global Market on December 31, 2015.

(2)	The exercise price per share to be paid by Mr. Roberts at the time the option is exercised will be equal to: $3.55 for 55,000 shares of common stock; $6.05 for 55,000 shares of common stock; and $8.55 for 55,000 shares of common stock.

(3)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.

(4)	In April 2016, Mr. Jarandson provided notice that his service will terminate in May 2016.

Compensation of Directors

The following table sets forth information concerning the compensation earned during the 2015 fiscal year by each individual who served as a non-employee director at any time during the fiscal year. As an executive officer, further information regarding Mr. Roberts’ compensation is set forth under “Executive Compensation” above.

2015 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Kenneth Lau(2)	—	—	—
Quinn Morgan	—	—	—
Hank Halter(3)	21,370	—	21,370
Gary R. Scott	45,603	50,000	95,603
Meredith Siegfried Madden	35,000	37,499	72,499
James L. Welch	40,000	42,501	82,501
Glenn Johnson(4)	—	36,230	36,230

(1)	Amounts represent the aggregate grant date fair value of all stock awards without regard to forfeitures, computed in accordance with FASB ASC Topic 718. The assumptions used with respect to the valuation are set forth in Note 2 to our consolidated financial statements under “Summary of Significant Accounting Policies—Stock-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	Mr. Lau’s service as a director terminated on March 19, 2015.
(3)	Mr. Halter’s service as a director terminated on January 19, 2015.
(4)	Mr. Johnson’s service as a director commenced on May 12, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written statement of policy requiring our Audit Committee to review any transactions with related persons, as defined in Item 404 of Regulation S-K, or in which a related person has a direct or an indirect interest, and determine whether to ratify or approve the transaction. Our related party transaction policy provides that a transaction may only be ratified or approved if the Audit Committee determines that it is fair to us or otherwise in our interest. Certain types of transactions have been pre-approved by the Audit Committee under the policy. These pre-approved transactions include: (i) certain compensation arrangements; (ii) transactions in the ordinary course of business where the related party’s interest arises only (a) from his or her position as a director of another entity that is party to the transaction, (b) from an equity interest of less than 5% in another entity that is party to the transaction, or (c) from a limited partnership interest of less than 5%, subject to certain limitations; and (iii) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of our equity securities where all holders of such class of equity securities will receive the same benefit on a pro rata basis. No director may participate in the approval of a related party transaction for which he or she is a related party.

Other than compensation agreements and other arrangements which are described under “Executive Compensation” and the transactions described below, since January 1, 2015, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

ZM EAC LLC beneficially owns approximately 33.5% of our outstanding capital stock. Q&U Investments LLC is the managing member of entities that beneficially own approximately 20.9% of our outstanding capital stock (including ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., and 10th Lane Finance Co., LLC). Quinn Morgan, one of our directors, and Kenneth Lau, formerly one of our directors whose service terminated during 2015, are also managers of the entities controlling ZM EAC LLC and Q&U Investments.

Registration Rights

We are party to an amended and restated registration rights agreement among us and the ZM EAC LLC, ZM Private Equity Fund I, L.P., and ZM Private Equity Fund II, L.P., which provides that ZM EAC LLC will have the right to demand that we register its shares for sale to the public under the Securities Act of 1933, as amended (the “Securities Act”). If ZM EAC LLC exercises its demand registration right, ZM Private Equity Fund I, L.P. and ZM Private Equity Fund II, L.P. will have the opportunity to include their shares in the registration. In addition, these stockholders have piggyback registration rights, which means that they have the right to include their shares in any registration that we effect under the Securities Act, subject to certain exceptions. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with the exercise of these registration rights.

We are unable to estimate the dollar value of registration rights to the holders of these rights. The amount of reimbursable expenses under the registration rights agreement depends on a number of variables, including whether registration rights are exercised incident to a primary offering by us, the form on which we are eligible to register such a transaction, and whether we have a shelf registration in place at the time of a future offering.

Subordinated Notes

We paid $1.3 million to an entity affiliated with ZM EAC LLC and Q&U Investments LLC to retire multiple subordinated notes, which the entity acquired for the same amount, during the year ended December 31, 2015. The notes had an outstanding principal amount of $2.2 million and we recognized a gain of $0.8 million on the early extinguishment of debt.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 15, 2016 (the “Measurement Date”) by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner is c/o Erickson Incorporated, 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239.

Beneficial Owner(1)	Number of Shares Beneficially Owned (2)		Percent(3)
5% Stockholders:
ZM EAC LLC	4,650,125	(4)	33.5
ZM Private Equity Fund I, L.P.	1,580,723	(4)	11.4
ZM Private Equity Fund II, L.P.	677,453	(4)	4.9
10th Lane Finance Co., LLC	634,763	(4)	4.6
Ariel Investments, LLC(5)	2,174,086		15.6
Cetus Capital II, LLC(6)	1,021,558		7.4
Coliseum Capital Management, LLC(7)	703,341		5.1
Named Executive Officers and Directors:
Jeffrey Roberts(8)	33,000		*
Eric Struik	7,727		*
Kerry Jarandson(9)	8,209		*
Quinn Morgan(4)	7,543,064	(10)	54.3
Glenn Johnson	10,532		*
Gary R. Scott	20,013		*
Meredith Siegfried Madden	16,379		*
James L. Welch	18,442		*
Udo Rieder(11)	59,682		*
All executive officers and directors as a group (10 persons)	7,657,366		55.0

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise, conversion, or exchange of options or other exercisable, convertible, or exchangeable securities.

(3)	Calculated on the basis of 13,895,421 shares of common stock outstanding as of the Measurement Date, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after the Measurement Date.

(4)	Mr. Morgan serves on our board of directors and is the managing member of ZM EAC LLC and Q&U Investments LLC. Q&U Investments LLC is the managing member of ZM Private Equity Fund I GP, LLC, which is the general partner of ZM Private Equity Fund I, L.P.; Q&U Investments LLC is the managing member of ZM Private Equity Fund II GP, LLC, which is the general partner of ZM Private Equity Fund II, L.P.; and Q&U Investments LLC is the managing member of 10th Lane Partners LLC, which is the managing member of 10th Lane Finance Co., LLC. Accordingly, Mr. Morgan may be deemed to have sole voting and investment power with respect to the shares held by ZM EAC LLC, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., and 10th Lane Finance Co., LLC. The address of each of the parties is 60 East 42nd Street, Suite 1400, New York, NY 10165.

(5)	Information is based on amendment No. 4 to Schedule 13G filed with the SEC on February 12, 2016, which also contains the beneficial owner’s address.

(6)	Information is based on amendment No. 3 to Schedule 13G filed with the SEC on February 17, 2016, which also contains the beneficial owner’s address.

(7)	Information is based on amendment No. 2 to Schedule 13G filed with the SEC on February 16, 2016, which also contains the beneficial owner’s address.

(8)	Includes 33,000 shares of our common stock issuable upon exercise of options held by Mr. Roberts that may be exercised within 60 days of April 15, 2016.

(9)	In April 2016, Mr. Jarandson provided notice that his service will terminate in May 2016.

(10)	Consists of 4,650,123 shares owned by ZM EAC LLC, 1,580,723 shares owned by ZM Private Equity Fund I, L.P., 677,453 shares owned by ZM Private Equity Fund II, L.P., and 634,763 shares owned by 10th Lane Finance Co., LLC. Mr. Morgan disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(11)	Mr. Rieder’s service as our President and Chief Executive Officer terminated on March 31, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% stockholders during the fiscal year ended December 31, 2015 were satisfied, except that Ms. Siegfried Madden filed late Forms 4 with respect to an RSU award and an RSU settlement, and Messrs. Scott and Welch each filed a late Form 4 with respect to an RSU settlement.

STOCKHOLDER PROPOSALS OR NOMINATIONS

TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2017 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business by December 29, 2016. Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our board of directors reviews all stockholder proposals. For information on qualifications of director nominees considered by our board of directors, see the “Corporate Governance” section of this proxy statement.

In addition, our bylaws provide that any stockholder intending to nominate a candidate for election to our board of directors or to propose any business at our 2017 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). Accordingly, any such stockholder proposal must be received between February 8, 2017 and March 10, 2017.

The notice must include the information specified in our bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2017 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2016 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2017 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, our board of directors knows of no other business that will be conducted at the 2016 annual meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, the persons named in the accompanying proxy will vote the proxy on such matters in their discretion.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Erickson stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary, or call our Investor Relations department at (503) 505-5812, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER INFORMATION

This year, we are pleased to take advantage of the Securities and Exchange Commission’s “Notice and Access” delivery model allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new delivery process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our Annual Meeting. On or about April 28, 2016, we intend to mail to our stockholders of record as of April 15, 2016 a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2015. This Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.

By order of the Board of Directors

/S/ Nichole Tennyson

Nichole Tennyson
Interim Corporate Secretary

April 28, 2016

IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Company’s board of directors recommends voting FOR each of the following proposals: 1. To elect two Class I directors to hold office until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified: + For Withhold 01 - Jeffrey Roberts 02 - Gary R. Scott For Against Abstain 2. To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX + 02 CPPB . Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2015 Annual Report to Stockholders are available at: http://www.investorvote.com/EAC. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — ERICKSON INCORPORATED Proxy for the Annual Meeting of Stockholders To be held on June 8, 2016 Solicited by the Board of Directors The undersigned hereby appoints Eric Struik and Nichole Tennyson, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Erickson Incorporated, a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at River Forum, located at 4380 SW Macadam Ave., Portland, Oregon on Wednesday, June 8, 2016, at 11:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 28, 2016 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.